Exhibit 99.1

Rosetta Resources Inc. Completes Acquisition of New Core Area in Permian’s Delaware Basin

HOUSTON, May 14, 2013 (GlobeNewswire) -- Rosetta Resources Inc. (NASDAQ: ROSE) (“Rosetta” or the “Company”) today reported the closing of the previously announced acquisition of Permian Basin assets from Comstock Resources, Inc. (NYSE: CRK).  The transaction was completed today with an effective date of January 1, 2013.  Including the $38.4 million deposit previously paid, total consideration for the acquisition was $811 million, which includes the $768 million purchase price and $43.3 million in normal and customary closing adjustments. Also, the total amount is subject to further post-closing adjustments.  The transaction was largely funded by the net proceeds received from the Senior Notes issued in April, as well as borrowings under Rosetta’s expanded Senior Revolving Credit Facility (“Credit Facility”).  As of today, Rosetta has $100 million outstanding with $700 million available for borrowing under the Credit Facility.

“This oil-targeted acquisition provides entry into the Permian Basin and a new core area with growth potential in well delineated assets,” said Jim Craddock, Rosetta’s Chairman, CEO and President. “The transaction adds a significant number of oil well locations to our project inventory and further advances Rosetta’s long-term unconventional resource development strategy.”

Rosetta Resources Inc. is an independent exploration and production company engaged in the acquisition and development of onshore unconventional resource plays in the United States of America.  The Company owns well delineated positions in the Eagle Ford area in South Texas and in the Permian Basin.  Rosetta is based in Houston, Texas.

[ROSE-F]

Forward-Looking Statements

This press release includes forward-looking statements, which give the Company's current expectations or forecasts of future events based on currently available information. Forward-looking statements are statements that are not historical facts, such as expectations regarding completion of the proposed acquisition, drilling plans, including the acceleration thereof, production rates and guidance, proven reserves, resource potential, incremental transportation capacity, exit rate guidance, net present value, development plans, progress on infrastructure projects, exposures to weak natural gas prices, changes in the Company's liquidity, changes in acreage positions, expected expenses, expected capital expenditures, and projected debt balances. The assumptions of management and the future performance of the Company are subject to a wide range of business risks and uncertainties, and there is no assurance that these statements and projections will be met. Factors that could affect the Company's business include, but are not limited to: the risks associated with drilling and completion of oil and natural gas wells; the Company's ability to find, acquire, market, develop, and produce new reserves; the risk of drilling dry holes; oil, liquids and natural gas price volatility; derivative transactions (including the costs associated therewith and the abilities of counterparties to perform thereunder); uncertainties in the estimation of proved, probable, and possible reserves and in the projection of future rates of production and reserve growth; inaccuracies in the Company's assumptions regarding items of income and expense and the level of capital expenditures; uncertainties in the timing of exploitation expenditures; operating hazards attendant to the oil and natural gas business; drilling and completion losses that are generally not recoverable from third parties or insurance; potential mechanical failure or underperformance of significant wells; midstream and pipeline construction difficulties and operational upsets; climatic conditions; availability and cost of material, equipment and services; the risks associated with operating in a limited number of geographic areas, as well as in new areas as a result of the Comstock transaction; actions or inactions of third-party operators of the Company's properties; the Company's ability to retain and hire skilled personnel; diversion of management's attention from existing operations while pursuing acquisitions or dispositions; the Company’s ability to integrate the newly acquired assets and operations, including the assets acquired from Comstock; availability and cost of capital; the strength and financial resources of the Company's competitors; regulatory developments; environmental risks; uncertainties in the capital markets; general economic and business conditions (including the effects of the worldwide economic recession); changes in commodity prices that were not anticipated in the acquisition of the assets and operations from Comstock; industry trends; and other factors detailed in the Company's most recent Form 10-K and other filings with the Securities and Exchange Commission.  If one or more of these risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company undertakes no obligation to publicly update or revise any forward-looking statements except as required by law.

Investor Contact:

Don O. McCormack
Vice President, Treasurer and Chief Accounting Officer
Rosetta Resources Inc.
info@rosettaresources.com